Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of First Interstate BancSystem, Inc. of our report dated February 29, 2024, relating to the consolidated financial statements of First Interstate BancSystem, Inc., appearing in the Annual Report on Form 10-K of First Interstate BancSystem, Inc. for the year ended December 31, 2025.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Des Moines, Iowa
May 26, 2026